Exhibit 99.1

Coolisys Technologies Completes Acquisition of Power-Plus Technical Distributors

Establishes Power Solutions Group, Appoints William H. Gordon as Vice President

FREMONT, Calif., Sept. 05, 2017 (GLOBE NEWSWIRE) -- Digital Power Corporation (NYSE American:DPW) ("Digital Power" or the "Company"), a company seeking to increase revenues through acquisitions and organic growth, today announced that its wholly owned subsidiary, Coolisys Technologies, Inc., (“Coolisys”) a technology-centric holding company which is dedicated to servicing the defense and aerospace sectors as well as industrial and medical based businesses worldwide has completed the purchase of all outstanding membership interest in Power-Plus Technical Distributors, LLC, a California limited liability company (“Power-Plus”). Upon completion, Coolisys has established the Power Solutions Group comprised of Power-Plus, Digital Power Limited formerly known as Gresham Power, and the power supply products of Digital Power Corporation. Coolisys has appointed William H. Gordon (“Bill Gordon”) as its Vice President who will be responsible for the growth of the power solutions product lines of the three business units.

Founded by Bill Gordon, Power-Plus is in the business of transforming standard off-the-shelf power supplies into fully tested, plug-and-play power systems specifically tailored to meet customer applications. For 26 years, Power-Plus has designed and delivered cost-effective power solutions for hundreds of companies, thousands of applications, and for almost every industry. With annual revenues for 2016 of over $2M and $400K in EBITDA (on a non-GAAP, tax-only basis), Power-Plus distributes nationwide over 350 products including more than 85-lines of power supplies and about 40-lines of power-related electronic components. Power-Plus is headquartered in Sonora, California with facilities that met applicable safety requirements and quality standards certified by TUV and are UL-approved and certified.

Amos Kohn, the Company’s President and Chief Executive Officer, stated, “Coolisys Technologies is very pleased we have completed our first strategic acquisition, Power-Plus Technical Distributors. Power-Plus has an extensive network of customers and commercial relationships that we look forward to building under Bill Gordon’s leadership. We are also very excited to establish the Power Solutions Group which will be led by Bill Gordon in our efforts to leverage the synergies available between the three key business units and the industry expertise, design knowledge and engineering talent Bill Gordon has demonstrated while growing Power-Plus. Establishing the Power Solutions Group will support our strategy to focus on full custom and value-added power system solutions to the markets we service.” Coolisys emphasized the acquisition of Power-Plus is a part of its growth strategy and is strategic in its objective to expand its reach in North America and throughout worldwide markets.

Coolisys purchased Power-Plus for $850,000 of which $409,071.60 was paid in cash, $185,928.40 of bank notes were assumed with the remainder of $255,000.00 to be paid out over time. For further details, the Company encourages its shareholders, investors and others to refer to its 8-K report that will be filed today with the Securities and Exchange Commission at www.sec.gov.

As previously reported on August 4, 2017, the Company expects to change its name, Digital Power Corporation, while retaining its stock symbol later this year.

About Digital Power

Headquartered in Fremont, CA, Digital Power Corporation designs, manufactures and sells high-grade customized and off-the-shelf power system solutions. Our products are used in the most demanding communications, industrial, medical and military applications where customers demand high density, high efficiency and ruggedized power solutions. The Company’s wholly owned subsidiary, Coolisys Technologies is dedicated to providing world class technology-based solutions where innovation is the main driver for mission-critical applications and lifesaving services. Coolisys’ growth strategy targets core markets that are characterized by “high barriers to entry” and include specialized products and services not likely to be commoditized. Coolisys Technologies, Inc. a developer and manufacturer that services the defense, aerospace, medical and industrial sectors, has 3 subsidiaries. Digital Power Limited is a wholly owned manufacturer based in Salisbury, UK. Microphase Corporation, is a majority owned subsidiary, with its headquarters in Shelton, CT 1-203-866-8000. Website: www.MicroPhase.com. Power-Plus Technical Distributors is a wholly owned subsidiary with its headquarters in Sonora, CA 1-800-963-0066, Website: http://www.Power-Plus.com. Digital Power's headquarters is located at 48430 Lakeview Blvd., Fremont, California, 94538; 1-877-634-0982. Website: www.digipwr.com.

Forward-Looking Statements

The foregoing release contains “forward looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the Company’s current expectations regarding revenues from contracts and operations on a consolidated basis and the Company cannot provide any  assurance that Power-Plus' past financial performance will continue in the future. The Company cautions readers that such “forward looking    statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward- looking statements. The Company disclaims any current intention to update its “forward looking    statements,” and the estimates and assumptions within them, at any time or for any reason. More   information about potential risk factors that could affect the Company’s business and financial results are included in the Company’s most recent filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available on the Company’s website at www.digipwr.com.

For Investor Relations inquiries: IR@digipwr.com or 1-888-753-2235.